EXHIBIT (d)(iii)

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS SUPPLEMENT
DATED MAY 23, 2023 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT.

Neuberger Berman High Yield Strategies Fund Inc. Incorporated under the laws of the State of Maryland
TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of Neuberger Berman High Yield Strategies Fund Inc.

Estimated Subscription Price: $8.07 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON JUNE 21, 2023, UNLESS EXTENDED BY THE FUND

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. For every three Rights the holder thereof is entitled to subscribe for and purchase one share of Common Stock, with a par value of $0.0001 per share, of Neuberger Berman High Yield Strategies Fund Inc., a Maryland corporation, at an estimated subscription price  of $8.07 per share  (the  “Basic  Subscription  Privilege”),  pursuant to  a  rights  offering  (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Neuberger Berman High Yield Strategies Fund Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate.   If any shares of Common Stock available for purchase in the Rights

Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”).   The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the instructions that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Neuberger Berman High Yield Strategies Fund Inc. and the signatures of its duly authorized officers.

Dated:  5/23/2023

__________________________________ Chief Operating Officer and Vice President	__________________________________________ Executive Vice President and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the address listed below will not constitute valid delivery.
If delivering by mail, hand or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
 FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below.  To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below.  To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:
I apply for ______________ shares x $8.07 =                  $_______________
               (no. of new shares)  (Estimated subscription price) (amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT
If you are a Record Date Stockholder and have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Right:
I apply for ______________ shares x $8.07 =                  $_______________
               (no. of new shares)  (Estimated subscription price) (amount enclosed)
(c) Total Amount of Payment Enclosed   =   $__________________
METHOD OF PAYMENT (CHECK ONE)
☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”
☐
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Neuberger Berman High Yield Strategies Fund Inc., with reference to the rights holder's name.

FORM  2-TRANSFER  TO  DESIGNATED  TRANSFEREE
To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.
For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:
____________________________________________________________________________
____________________________________________________________________________
Social Security # ______________________________________________________________
Signature(s): __________________________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever

FORM 3-DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.
____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________

FORM 4-SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement and accompanying Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus Supplement.  I hereby agree that if I fail to pay in full for the shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies provided for herein or in the Prospectus Supplement.

Signature(s): ________________________________________________________________
IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 5-SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Forms 2 or 3.
Signature Guaranteed: ________________________________________________________
(Name of Bank or Firm)
By:________________________________________________________________________
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT, AT (866) 387-9392.